Exhibit 99.3

WESTLAKE CHEMICAL CORPORATION

Offer to Exchange

$624,793,000 aggregate principal amount of its unregistered 4.625% Senior Notes due 2021 for

$624,793,000 aggregate principal amount of 4.625% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

$433,793,000 aggregate principal amount of its unregistered 4.875% Senior Notes due 2023 for

$433,793,000 aggregate principal amount of 4.875% Senior Notes due 2023 that have been registered under the Securities Act

$750,000,000 aggregate principal amount of its unregistered 3.600% Senior Notes due 2026 for

$750,000,000 aggregate principal amount of 3.600% Senior Notes due 2026 that have been registered under the Securities Act

$700,000,000 aggregate principal amount of its unregistered 5.000% Senior Notes due 2046 for

$700,000,000 aggregate principal amount of 5.000% Senior Notes due 2046 that have been registered under the Securities Act

Pursuant to the Exchange Offer and Prospectus dated             , 2017

The exchange offer and withdrawal rights for each series of notes will expire at 5:00 p.m., New York City time, on             , 2017, unless extended (the “Expiration Date”). Tenders of a series of notes may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date for that series.

To Our Clients:

Enclosed for your consideration is an Exchange Offer and Prospectus dated             , 2017 and the related Letter of Transmittal and instructions thereto in connection with the offer of Westlake Chemical Corporation, a Delaware corporation (the “Company”), to exchange (i) up to $624,793,000 aggregate principal amount of its outstanding unregistered 4.625% Senior Notes due 2021 (CUSIP Nos. 960413 AL6 (Rule 144A) U96060 AD7 (Regulation S)) (the “Outstanding 2021 Notes”) for a like principal amount of its new 4.625% Senior Notes due 2021 (the “2021 Exchange Notes”), the offer and issuance of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) up to $433,793,000 aggregate principal amount of its outstanding unregistered 4.875% Senior Notes due 2023 (CUSIP Nos. 960413 AN2 (Rule 144A) U96060 AE5 (Regulation S)) (the “Outstanding 2023 Notes”) for a like principal amount of its new 4.875% Senior Notes due 2023, the offer and issuance of which have been registered under the Securities Act (the “2023 Exchange Notes”), (iii) up to $750,000,000 aggregate principal amount of its outstanding unregistered 3.600% Senior Notes due 2026 (CUSIP Nos. 960413 AH5 (Rule 144A) U96060 AC9 (Regulation S)) (the “Outstanding 2026 Notes”) for a like principal amount of its new 3.600% Senior Notes due 2026, the offer and issuance of which have been registered under the Securities Act (the “2026 Exchange Notes”), and (iv) up to $700,000,000 aggregate principal amount of its outstanding unregistered 5.000% Senior Notes due 2046 (CUSIP Nos. 960413 AG7 (Rule 144A) U96060 AB1 (Regulation S)) (the “Outstanding 2046 Notes” and, together with the Outstanding 2021 Notes, the Outstanding 2023 Notes and the Outstanding 2026 Notes, the “Outstanding Notes”) for a like principal amount of its new 5.000% Senior Notes due 2046, the offer and issuance of which have been registered under the Securities Act (the “2046 Exchange Notes” and, together with the 2021 Exchange Notes, the 2023 Exchange Notes and the 2026 Exchange Notes, the “Exchange Notes” and, the Exchange Notes, together with the Outstanding Notes, the

“Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer and Prospectus dated             , 2017 and in the related Letter of Transmittal and the instructions thereto, which offer consists of separate, independent offers to exchange the Exchange Notes of each series for Outstanding Notes of the corresponding series (collectively, the “Exchange Offer”).

We are the registered holder of Outstanding Notes held by us for your account. A tender of any such Outstanding Notes can be made only by us as the registered holder and pursuant to your instructions. The Outstanding Notes may be tendered only in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

Accordingly, we request instructions as to whether you wish us to tender any or all such Outstanding Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2017, unless extended as described in the Prospectus. Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn only under the circumstances described in the Prospectus and the Letter of Transmittal.

Your attention is directed to the following:

1. The Exchange Offer is for the entire aggregate principal amount of Outstanding Notes.

2. Consummation of the Exchange Offer is conditioned upon the terms and conditions set forth in the Prospectus under the captions “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Conditions to the Exchange Offer.”

3. Tendering holders may withdraw their tender at any time until 5:00 p.m., New York City time, on the Expiration Date for the applicable series of Outstanding Notes.

4. Any transfer taxes incident to the transfer of Outstanding Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

5. The Exchange Offer is not being made to, nor will the surrender of Outstanding Notes for exchange be accepted from or on behalf of, holders of Outstanding Notes in any jurisdiction in which the Exchange Offer or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

6. The acceptance for exchange of Outstanding Notes validly tendered and not withdrawn and the issuance of Exchange Notes will be made as soon as practicable after the Expiration Date for the applicable series of Outstanding Notes.

7. The Company expressly reserves the right, in its reasonable discretion and in accordance with applicable law, (i) to delay accepting any Outstanding Notes, (ii) to terminate the Exchange Offer for any series of Outstanding Notes and not accept any Outstanding Notes of such series for exchange if it determines that any of the conditions to the Exchange Offer, as set forth in the Prospectus, have not occurred or been satisfied, (iii) to extend the expiration date of the Exchange Offer for any series of Outstanding Notes and retain all Outstanding Notes of such series tendered in the Exchange Offer other than those Outstanding Notes properly withdrawn, or (iv) to waive any condition or to amend the terms of the Exchange Offer for any series of Outstanding Notes in any manner. In the event of any extension, delay, non-acceptance, termination, waiver or amendment, the Company will as promptly as practicable give oral or written notice of the action to the Exchange Agent and make a public announcement of such action. In the case of an extension, such announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

8. Consummation of the Exchange Offer may have adverse consequences to non-tendering Outstanding Notes holders, including that the reduced amount of Outstanding Notes of a given series as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Outstanding Notes of such series.

9. If you wish to have us tender any or all of the Outstanding Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

WESTLAKE CHEMICAL CORPORATION

INSTRUCTIONS REGARDING THE EXCHANGE OFFER

WITH RESPECT TO THE

$624,793,000 OF UNREGISTERED 4.625% SENIOR NOTES DUE 2021

$433,793,000 OF UNREGISTERED 4.875% SENIOR NOTES DUE 2023

$750,000,000 OF UNREGISTERED 3.600% SENIOR NOTES DUE 2026

AND

$700,000,000 OF UNREGISTERED 5.000% SENIOR NOTES DUE 2046

(THE “OUTSTANDING NOTES”)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF WESTLAKE CHEMICAL CORPORATION WITH RESPECT TO THE OUTSTANDING NOTES.

THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF OUTSTANDING NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Please tender the Outstanding Notes held by you for my account, as indicated below.

Please do not tender any Outstanding Notes held by you for my account.

Type	Aggregate Principal Amount Held for Account of Holder(s)	Principal Amount to be Tendered*
4.625% Senior Notes due 2021
4.875% Senior Notes due 2023
3.600% Senior Notes due 2026
5.000% Senior Notes due 2046

*	UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OUTSTANDING NOTES OF SUCH BENEFICIAL OWNER(S).

SIGN HERE

Signature(s)
Please print name(s)
Address
Area Code and Telephone Number
Tax Identification or Social Security Number
My Account Number with You
Date